UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2013

DOLPHIN DIGITAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50621	86-0787790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2151 S. LeJeune Road, Suite 150 Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (305) 774-0405

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02     Non Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

    On August 14, 2013, the management team, along with members of the Board of Directors, of Dolphin Digital Media, Inc. (the “Company”) conclusively determined that the Company’s previously issued audited financial statements for the years ended December 31,  2008, 2009, 2010 and 2011 included in the Company’s Annual Reports on Form 10-K and the unaudited financial statements for the quarterly periods ended, June 30 and September 30,2008; March 31, June 30, September 30, 2009; March 31, June 30 and September 30, 2010; March 31, June 30, September 30, 2011 and March 31, 2012 and June 30, 2012, included in the Company’s Quarterly Reports on Form 10-Q (the “Previously Issued Financial Statements”) filed with the United States Securities and Exchange Commission (the “SEC”) contain certain errors that materially impact the Previously Issued Financial Statements.  Accordingly, these Previously Issued Financial Statements and related financial information should no longer be relied upon.

    Pursuant to the Stock and Purchase Agreement dated June 23, 2008, William O’Dowd purchased 51% (majority share) of the Company.  As part of the agreement, anti-dilution protection was given for a period of five years from the date of the agreement, when Company shares or options, warrants, notes or other instruments convertible into Company shares were issued to a third party.  The Company should have accounted for this as a derivative liability measured at fair value in the initial and subsequent reporting periods.  The changes in fair value at each reporting period should have been recorded through earnings.

    The Company has discussed this matter with the Company’s independent registered public accounting firm (the “independent auditors”), Crowe Horwath, LLP and predecessor auditor RBSM LLP. The Company is currently assessing the best format for restating these financial statements.   In addition, Management will be reassessing modification of its previously issued disclosures on the effectiveness of the Company’s internal controls over financial reporting in Item 9A of the Company’s Annual Report on Form 10K/A and Item 4 on 10Q/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 20, 2013	DOLPHIN DIGITAL MEDIA, INC.

	By:	William O’Dowd IV
	Name:	William O’Dowd IV
	Title:	Chief Executive Officer